Exhibit 10.6

GUARANTY OF AFFILIATE LOANS

THIS GUARANTY OF AFFILIATE LOANS (this “Guaranty”) dated as of June 10, 2011, made by                     , a Delaware limited liability company (“Guarantor”) to and for the benefit of ING LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Lender is making a loan to Guarantor, on the date hereof, in the amount of $             (the “Senior Loan”), evidenced by a Promissory Note from Guarantor to Lender in such amount (the “Senior Note”), and secured by, among other things, a Deed to Secure Debt and Security Agreement (the “Senior Security Instrument”), an Assignment of Rents and Leases, a Security Agreement, UCC Financing Statements and a Limited Guaranty relating to certain carveout obligations set forth in the Senior Note (all such documents evidencing or securing the Senior Loan being referred to herein as the “Senior Loan Documents”); and

WHEREAS, Lender has agreed to make loans to affiliates of Guarantor, as described on Exhibit A, attached hereto (the “Affiliate Loans”), and as further described in a Loan Agreement dated as of the date hereof (the “Loan Agreement”).

WHEREAS, the maker of each Promissory Note evidencing the foregoing Affiliate Loans is referred to herein individually as the “Affiliate Borrower” and collectively as the “Affiliate Borrowers”;

WHEREAS, the Affiliate Loans are each evidenced by a Promissory Note made by the Affiliate Borrower to Lender dated on or about this same date (as the same may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, the “Affiliate Notes”);

WHEREAS, the Affiliate Notes are each to be secured by, among other things, a mortgage, deed of trust or deed to secure debt on the property referred to below (as the same may be amended, modified or supplemented from time to time, the “Affiliate Security Instruments”), and an Assignment of Rents and Leases with respect to the property (as the same may be amended, modified or supplemented from time to time, the “Affiliate Assignments”), of even date herewith as further described in Exhibit C to the Loan Agreement;

WHEREAS, the Affiliate Notes, Affiliate Security Instruments, Affiliate Assignments and other loan documents evidencing or securing the Affiliate Loans are collectively called the “Affiliate Loan Documents” and create first liens and first priority security interests in the realty and personalty of the Affiliate Borrower as therein described;

WHEREAS, Guarantor derives material benefits from the contemplated uses of the proceeds of the Affiliate Loans, and Guarantor desires that Lender make the Affiliate Loans;

WHEREAS, Guarantor acknowledges receipt of copies of the Affiliate Loan Documents;

WHEREAS, Guarantor has executed and delivered as security for its obligations under this Guaranty a “Junior Deed to Secure Debt and Security Agreement” (the “Junior Security Instrument”). The Junior Security Instrument conveys security title in Guarantor’s real estate and creates a security interest in the personalty as described in the Junior Security Instrument (“Guarantor’s Premises”) subordinate and inferior to the security title and security interest created by the Senior Security Instrument, as defined above;

WHEREAS, Guarantor has agreed, on a non-recourse basis except only as otherwise expressly set forth in this Guaranty, to secure the payment and performance of the Affiliate Loans to the extent of Guarantor’s Premises; and

WHEREAS, the execution and delivery by Guarantor of this Guaranty is a condition to Lender’s obligation to make the Affiliate Loans to the Affiliate Borrowers.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:

ARTICLE I

GUARANTY

1.01. Guarantied Obligations. Subject to the limitations of Section 1.01A below, Guarantor hereby unconditionally and irrevocably guaranties to Lender the due, punctual and full payment of the Indebtedness (as defined in the Affiliate Security Instruments) and performance by the Affiliate Borrowers under the Affiliate Notes and the Affiliate Loan Documents, and covenants with Lender to duly, punctually and fully pay and perform the Affiliate Notes and the Affiliate Loan Documents, and be fully liable to Lender therefor (collectively, the “Guarantied Obligations”).

1.01A. Limited Recourse. Anything to the contrary in this Guaranty notwithstanding, Lender’s sole and exclusive source of satisfaction of the Guarantied Obligations is limited to the Guarantor’s Premises, together with the rents, income, issues, proceeds and profits arising therefrom, and Guarantor shall have no personal liability with respect to the Guarantied Obligations. Subject to the liens and security interests created by the Junior Security Instrument as to the Guarantor’s Premises, Guarantor has no personal liability hereunder to pay the Affiliate Notes or any of the Guarantied Obligations or to pay or perform the obligations of the Affiliate Loan Documents such that no deficiency judgment shall be entered against Guarantor in the event the proceeds from the sale of the real estate and other collateral realized by Lender upon foreclosure of the liens and security interests created by the Junior Security Instrument are insufficient to pay the Guarantied Obligations. This Guaranty is entered into for the express purpose of providing an independent obligation of Guarantor with respect to the Affiliate Notes, and Guarantor’s obligations hereunder shall be in addition to, and independent of, those obligations of Affiliate Borrowers under the Affiliate Notes.

1.02. Guaranty Unconditional. Until such time as this Guaranty shall terminate as provided herein, the obligations of Guarantor as provided and limited by this Guaranty are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

(a) any amendment, modification or supplement to the Affiliate Security Instruments, the Affiliate Notes or any of the other Affiliate Loan Documents;

(b) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty, any Affiliate Loan Documents, the Junior Security Instrument, or any other loan document entered into by Guarantor or Affiliate Borrowers with or in favor of Lender (even if any such right, remedy, power or privilege shall be lost thereby), or any waiver, consent, indulgence or other action or inaction in respect thereof;

(c) any bankruptcy, reorganization, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Affiliate Borrower or Guarantor or any discharge, limitation, modification or release of liability of Affiliate Borrower or Guarantor by virtue of such proceedings;

(d) any failure to perfect or continue perfection of, or any release or waiver of, rights given to Lender in any property owned by Affiliate Borrowers as security for the performance of any of the obligations under any of the Affiliate Loan Documents;

(e) any extension of time for payment or performance of any of the obligations under the Affiliate Loan Documents;

(f) the genuineness, validity or enforceability of the Affiliate Loan Documents;

(g) any limitation of liability of Affiliate Borrowers, or of any or all of the holders of ownership interests in Affiliate Borrowers, contained in any of the Affiliate Loan Documents;

(h) any defense that may arise by reason of the failure of Lender to file or enforce a claim against the estate of any Affiliate Borrower in any bankruptcy or other proceeding;

(i) any voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property of, or any marshaling of assets and liabilities or other similar proceeding affecting, Affiliate Borrowers or Guarantor or any of its assets;

(j) the release of any Affiliate Borrower, or Guarantor, from performance or observance of any of the agreements, covenants, terms or conditions contained in the Affiliate Loan Documents by operation of law;

(k) the failure of Lender to keep Guarantor advised of any Affiliate Borrower’s financial condition, regardless of the existence of any duty to do so but not in any way implying any obligation contractual or otherwise to do so;

(l) any sale or other transfer of any of the property owned by Affiliate Borrower, or any part thereof, or any foreclosure by Lender on any such property of Affiliate Borrower or any part thereof;

(m) any counterclaim, recoupment, set-off, reduction or defense used in any claim Guarantor may assert or now or hereafter have against the Lender, Affiliate Borrower or Guarantor; or

(n) any other circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

No set-off, claim, reduction or diminution of any obligation, or any defense of any kind or nature which any Affiliate Borrower or Guarantor now has or hereafter may have against Lender, shall be available hereunder to Guarantor against Lender. Guarantor acknowledges that Lender may agree that it shall not in any foreclosure proceeding in respect of all or any portion of any property owned by any Affiliate Borrower seek or obtain a deficiency judgment against any Affiliate Borrower, and that the obligations of Guarantor shall in no way be diminished or otherwise affected by the failure to seek or obtain a deficiency judgment.

1.03. No Notice or Duty to Exhaust Remedies. Guarantor hereby waives diligence, presentment, demand, protest, acceptance of this Guaranty, and all notices of any kind, and waives any requirement that Lender exhaust any right or remedy, or proceed first or at any time, against any Affiliate Borrower or any other guarantor of, or any security for, any of the Guarantied Obligations. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Lender may pursue its rights and remedies under this Guaranty and under the Affiliate Loan Documents in whatever order, or collectively, as Lender may elect, and shall be entitled to payment and performance hereunder notwithstanding such other Affiliate Loan Documents and notwithstanding any action taken by Lender or inaction by Lender to enforce any of its rights or remedies against any other guarantor or any other person or property whatsoever.

1.04. Waiver of Subrogation. Notwithstanding any payments made or obligations performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), Guarantor hereby irrevocably waives and releases any and all rights it may have at any time (whether arising directly or indirectly, by operation of law, contract or otherwise) (a) to assert any claim against Affiliate Borrowers or any other person, or against any direct or indirect security, on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, or (b) to require the marshaling of any assets of Affiliate Borrowers, which right of marshaling might otherwise arise from payments made or obligations performed under or pursuant to this Guaranty, and any and all rights that would result in Guarantor being deemed a “creditor” under the United States Bankruptcy Code of any Affiliate Borrower or any other person.

1.05. Subordination of Indebtedness. Guarantor agrees that all indebtedness of Affiliate Borrower to Guarantor, whether now existing or hereafter created, direct or indirect, contingent, joint, several, independent, due or to become due, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise (the “Subordinated Indebtedness”), be and hereby is expressly subordinated and junior in right of payment to all of the Guarantied Obligations. Until the Affiliate Loans are repaid in full, Guarantor shall take no action to enforce payment of any Subordinated Indebtedness by any Affiliate Borrower (provided, however, that so long as there is no Event of Default under any of the Affiliate Loan Documents, Affiliate Borrowers shall not be prohibited from paying Subordinate Indebtedness owing to Guarantor in the ordinary course of any Affiliate Borrower’s business).

1.06. Waivers. The Guarantor hereby waives (a) notice of the execution and delivery of any of the Affiliate Loan Documents, (b) notice of the creation of any of the Guarantied Obligations, (c) notice of the Lender’s acceptance of and reliance on this Guaranty, (d) presentment and demand for payment of the Guarantied Obligations and notice of non-payment and protest of non-payment of the Guarantied Obligations, (e) any notice from the Lender of the financial condition of any Affiliate Borrower regardless of the Lender’s knowledge thereof, (f) demand for observance, performance or enforcement of, or notice of default under, any of the provisions of this Guaranty or any of the Affiliate Loan Documents, and all other demands and notices otherwise required by law which the Guarantor may lawfully waive, excepting therefrom notices which are expressly required by the Affiliate Loan Documents, if any, (g) any right or claim to cause a marshaling of the assets of any Affiliate Borrower or Guarantor, and (h) any defense at law or in equity on the adequacy or value of the consideration for this Guaranty. Guarantor further expressly waives any rights under or arising out of                     . Guarantor hereby waives and relinquishes any duty on the part of the Lender (should any such duty exist) to disclose to such or any other guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Borrower or its properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by the Lender.

1.07. Consents. Without notice to, or further consent of, the Guarantor, the Guarantor hereby consents that the Lender may at any time and from time to time on one or more occasions (a) renew, extend, accelerate, subordinate, change the time or manner of payment or performance of, or otherwise deal with in any manner satisfactory to the Lender any of the terms and provisions of, all or any part of the Guarantied Obligations, (b) waive, excuse, release, change, amend, modify or otherwise deal with in any manner satisfactory to the Lender any of the provisions of any of the Affiliate Loan Documents, (c) release any Affiliate Borrower or the Guarantor, (d) waive, omit or delay the exercise of any of its powers, rights and remedies against Affiliate Borrower or the Guarantor or any collateral and security for all or any part of the Guarantied Obligations, (e) release, substitute, subordinate, add, fail to maintain, preserve or perfect any of its liens on, security interests in or rights to, or otherwise deal with in any manner satisfactory to the Lender, any collateral and security for all or any part of the Guarantied Obligations, and/or the Indebtedness as defined under the Affiliate Notes or the obligations under the Affiliate Security Instruments or other Affiliate Loan Documents, (f) apply any payments of all or any of the Guarantied Obligations received from Borrower or Guarantor, or any other party or source whatsoever, to the Guarantied Obligations in such order and manner as the Lender in its sole and absolute discretion may determine, or (g) take or omit to take any other action, whether similar or dissimilar to the foregoing which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a legal or equitable discharge, release or defense of the Guarantor under applicable laws.

ARTICLE II

REPRESENTATIONS AND COVENANTS

2.01. Representations. Guarantor hereby represents to Lender that:

(a) Guarantor will receive a material benefit and advantage from the making of the Affiliate Loan.

(b) Guarantor has full power and authority to enter into this Guaranty, and the execution, delivery, and performance of this Guaranty does not violate any judgment or order of any court, agency or other governmental body by which Guarantor is bound, or any Certificate or Articles of Organization, Operating Agreement, Limited

Liability Company Agreement or other charter, organizational or governing document of Guarantor, and does not violate or constitute any default under any agreement or instrument by which Guarantor is bound.

ARTICLE III

DEFAULTS AND REMEDIES

3.01. Event of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under the provisions of this Guaranty, and the term “Event of Default” as used in this Guaranty shall mean the occurrence of any one or more of the following events: (a) the failure of the Guarantor to pay or perform all or any part of the Guarantied Obligations to be paid or performed by the Guarantor under the provisions of Section 1.01 of this Guaranty within ten (10) days after written demand therefor, subject to the limitations of Section 1.01A hereof, (b) any representation or warranty made herein or any financial statement or other information furnished by the Guarantor pursuant hereto shall prove to have been false or misleading in any material respect on the date as of which the same was made or furnished, (c) the commencement or filing of any proceedings by or against the Guarantor or any of the Guarantor’s assets or properties under the provisions of any bankruptcy, reorganization, arrangement, insolvency, receivership, liquidation or similar law for the relief of debtors, and, except with respect to any such proceedings instituted by the Guarantor, are not discharged within ninety (90) days of their commencement.

3.02. Rights and Remedies. Upon the occurrence of an Event of Default under the provisions of this Guaranty, an amount equal to the total of the Guarantied Obligations then outstanding (whether matured or unmatured and regardless of whether any portion of such Guarantied Obligations are then due and payable by any Affiliate Borrower) shall immediately and automatically be due and payable by the Guarantor to the Lender without further action by, or notice of any kind from, the Lender unless expressly provided for herein, and the Lender may at any time and from time to time thereafter exercise any powers, rights and remedies available to the Lender under the provisions of this Guaranty, the Junior Security Instrument and applicable laws to enforce and collect the Guarantied Obligations from the Guarantor’s Premises pursuant to the foreclosure or otherwise, all such powers, rights and remedies being cumulative and enforceable alternatively, successively or concurrently. Guarantor’s Obligations shall include the amount of any and all costs and expenses, including, without limitation, court costs and reasonable attorney’s fees and expenses, paid or incurred by or on behalf of the Lender in exercising any such powers, rights and remedies, together with interest thereon from the date due until paid in full at the Default Rate (as defined in the Affiliate Notes). Each and every Event of Default hereunder shall give rise to a separate cause of action hereunder, and separate actions may be brought hereunder as each cause of action arises. No failure or delay by the Lender in one or more instances to require strict performance by the Guarantor of any of the provisions hereof or to exercise any powers, rights or remedies available to it under the provisions of this Guaranty, the Affiliate Loan Documents or applicable laws shall operate as a waiver thereof or preclude the Lender at any later time or times from demanding strict performance thereof or exercising any such powers, rights or remedies. No conduct, custom or course of dealing shall be effective to waive, amend, modify or release this Guaranty. No modification or waiver of any of the provisions of this Guaranty shall be effective unless it is in writing and signed by the Lender, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

3.03. Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guarantied Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. If an Event of Default at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to any of the Affiliate Loan Documents shall at such time be prevented by reason of the pendency against any Affiliate Borrower of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, such Affiliate Loan Documents shall be deemed to have been declared in default or accelerated with the same effect as if such Affiliate Loan Documents had been declared in default and accelerated in accordance with the terms thereof.

ARTICLE IV

MISCELLANEOUS

4.01. Further Assurances. From time to time upon the request of Lender, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Lender may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Lender to enforce any of its rights hereunder.

4.02. Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

4.03. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Guaranty or any Affiliate Loan Documents shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Guaranty are cumulative and not exclusive of any rights or remedies which Lender would otherwise have under the Affiliate Loan Documents, at law or in equity.

4.04. Notices. (a) All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

(b) All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) three business days after depositing the Notice in the United States mail as set forth in (a)(iii) above. All Notices shall be addressed to the following addresses:

Guarantor:
c/o Strategic Storage Trust, Inc.
111 Corporate Drive, Suite 120
Ladera Ranch, CA 92694
Attn: H. Michael Schwartz

With a copy to:	Mastrogiovanni Schorsch and Mersky, P.C.
2001 Bryan Street, Suite 1250
Dallas, Texas 75201
Attn: Charles Mersky, Esq.

Lender:	ING Life Insurance and Annuity Company
c/o ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Mortgage Loan Servicing Department

and

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Real Estate Law Department

With a copy to:	Nyemaster Goode, P.C.
700 Walnut, Suite 1600
Des Moines, Iowa 50309

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice. Provided, that the “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

4.05. Expenses. Guarantor’s obligations hereunder include the obligation to save Lender harmless against liability for the payment of all out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender, incurred by Lender from time to time arising in connection with Lender’s enforcement or preservation of rights under this Guaranty, including but not limited to such expenses as may be incurred by Lender in connection with any default by Guarantor of any of its obligations hereunder.

Notwithstanding any provision to the contrary in this Guaranty, any agreement to indemnify herein contained shall not extend to liability, claims, damages, losses or expenses, including attorney’s fees, arising out of:

(i) The preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the Lender or the agents or the employees of the Lender; or

(ii) The giving or the failure to give directions or instructions by the Lender, or the agents or the employees of the Lender, where such giving or failure to give directions is a primary cause to bodily injury to persons or damage to property.

4.06. Continuing Agreement. This Guaranty shall be a continuing one and shall be binding upon the Guarantor regardless of how long before or after the date hereof any of the Guarantied Obligations were or are incurred, and all representations, warranties, covenants, undertakings, obligations, consents, waivers and agreements of the Guarantor herein shall survive the date of this Guaranty and shall continue in full force and effect until all Guarantied Obligations have been indefeasibly paid in full and no commitments therefor are outstanding.

4.07. Jurisdiction. Guarantor after consultation with counsel irrevocably (a) agrees that Lender may bring suit, action or other legal proceedings arising out of this Guaranty in the courts of the State of             , or the United States District Court in the federal judicial district in which the Guarantor’s Premises is located; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) consents to service of process in any such suit, action, or proceeding by the mailing of copies of such process to the Guarantor by certified or regular mail at the notice address provided herein; (d) waives any objection which such Guarantor may have to the laying of the venue of any such suit, action or proceeding in any of such courts; and (e) waives any right such Guarantor may have to a jury trial in connection with any such suit, action or proceeding.

4.08. Severability. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

4.09. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

4.10. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws (excluding conflicts of laws rules) of the State of             .

4.11. Successors and Assigns. This Guaranty shall bind Guarantor and its heirs, executors, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

4.12. Time is of the Essence. Time is of the essence in connection with all obligations of the Guarantor hereunder.

4.13. Assignment. The Lender may, without notice or consent to Guarantor, assign or transfer all or any part of the Guarantied Obligations and this Guaranty will inure to the benefit of Lender’s assignee or transferee; provided that the Lender shall continue to have the unimpaired right to enforce this Guaranty as to that part of the Guarantied Obligations the Lender has not assigned or transferred. In connection with any such assignment, transfer, or the grant of any participation in all or a part of the Guarantied Obligations, the Lender may divulge to any potential or actual assignee, transferee or participant all reports, financial or other information and documents furnished or executed in connection with this Guaranty.

4.14. WAIVER OF JURY TRIAL. GUARANTOR, AND BY ACCEPTANCE HEREOF, LENDER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. GUARANTOR AND LENDER SHALL NOT SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

4.15. Acknowledgment. The undersigned further acknowledge having received advice from legal counsel to the undersigned as to the nature and extent of all waivers set forth in this Guaranty.

4.16. Attorney Fees. Notwithstanding anything to the contrary contained herein, all references herein and in any of the Loan Documents to attorneys’ fees shall be deemed to refer to attorneys’ fees actually incurred and not to statutory attorneys’ fees under             .

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

, a Delaware limited liability company

By:	Strategic Storage Trust, Inc., a Maryland corporation, its Manager

	By:	(SEAL)
Name:
Title: